THOMPSON HINE
ATLANTA   BRUSSELS   CINCINNATI   CLEVELAND    COLUMBUS    DAYTON    NEW
YORK  WASHINGTON,  D.C.


                                 April 26, 2005


PC&J  Performance  Fund
300  Old  Post  Office
120  West  Third  Street
Dayton,  Ohio  45402

     RE:  PC&J  PERFORMANCE  FUND,  FILE  NOS.  2-87490  AND  811-3906

Gentlemen:
     A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 21 to the PC&J Performance Fund Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 25 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

Very  truly  yours,

      /s/

Thompson  Hine  LLP